Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Nos. 333-205716, 333-207395,
333-210082, 333-216566, 333-223525, 333-229960, 333-236766, 333-253566, 333-262983, 333-270002, 333-
277355 and 333-285420) on Form S-8 of our report dated February 19, 2026, with respect to the consolidated financial statements of Rapid7, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Boston, Massachusetts
February 19, 2026